UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 8, 2014

LIGHTING SCIENCE GROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20354	23-2596710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (321) 779-5520

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

The information contained in Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Thomas Shields as Chief Financial Officer

Effective as of July 8, 2014, Thomas Shields resigned as Chief Financial Officer of Lighting Science Group Corporation, a Delaware corporation (the “Company”), and will remain employed by the Company as a financial expert through August 8, 2014 (the “Separation Date”). The terms of Mr. Shields’s separation from the Company are governed by a severance and termination agreement (the “Severance Agreement”), dated July 8, 2014, by and between the Company and Mr. Shields.

Pursuant to the Severance Agreement, Mr. Shields is entitled to receive (i) continued payment of his base salary of $320,000 per year until July 31, 2015, (ii) a bonus payment in the amount of $100,000, payable by August 31, 2014, and (iii) payment for the value of unused vacation accrued through the Separation Date. If Mr. Shields or any of his eligible dependents elect continued coverage under the Company’s medical, dental or vision plans pursuant to COBRA or any comparable law, he will receive for each month during such coverage (but in no event for more than 12 months following the Separation Date), an amount calculated so that the net amount after tax withholding is equal to the difference between the full COBRA premium for such coverage and the premium paid by active Company employees, as of the Separation Date, for the same coverage.

Additionally, 878,300 unvested options to purchase shares of common stock previously granted to Mr. Shields will vest in full on the Separation Date. The remaining 1,756,600 unvested options to purchase shares of common stock held by Mr. Shields will be terminated and cancelled as of the Separation Date. The Severance Agreement also contains customary mutual release, confidentiality, non-competition and non-disparagement provisions.

Appointment of Dennis McGill as Interim Chief Financial Officer

Following Mr. Shields’s resignation, the Board of Directors of the Company appointed Dennis McGill to serve as Interim Chief Financial Officer of the Company, effective July 9, 2014. As previously announced, Mr. McGill also serves as the Company’s Interim Chief Operating Officer. The biographical information for Mr. McGill set forth in Item 5.02 of the Current Report on Form 8-K filed by the Company on June 18, 2014 is incorporated herein by reference.

On July 9, 2014, the Company entered into an employment agreement with Mr. McGill (the “Employment Agreement”), pursuant to which Mr. McGill will receive weekly compensation of $16,000 for his service as Interim Chief Operating Officer and Interim Chief Financial Officer. Mr. McGill’s employment with the Company is at-will and either the Company or Mr. McGill may terminate Mr. McGill’s employment at any time, and for any reason or for no reason. Pursuant to the Employment Agreement, Mr. McGill is subject to a non-solicitation provision during his employment with the Company and for 12 months following the date on which his employment ends (for whatever reason). The Employment Agreement also contains customary confidentiality provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTING SCIENCE GROUP CORPORATION

Date: July 14, 2014	By:	/s/ Zvi Raskin
	Name:	Zvi Raskin
	Title:	General Counsel and Secretary